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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported): March 3, 1997


                         LITHIUM TECHNOLOGY CORPORATION
       (Exact Name of Small Business Issuer as Specified in Its Charter)

      Delaware                       1-10446           13-3411148
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State or Other Jurisdiction         Commission         IRS Employer
of Incorporation or Organization    File Number        Identification No.

5115 Campus Drive, Plymouth Meeting, PA          19462
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Address of Principal Executive Offices          Zip Code


       Registrant's telephone number, including area code: (610) 940-6090
                                                           --------------

          -----------------------------------------------------------
          Former name or former address, if changed since last report
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Item 9.    Sales of Equity Securities Pursuant to Regulation S.
           ----------------------------------------------------

        Lithium Technology Corporation (the "Company") issued an aggregate of 34,677 shares of the Company's common stock pursuant to an exemption from registration under Regulation S of the Securities Act of 1933 to two institutional investors in connection with the terms of Stock Purchase Agreements relating to a convertible note transaction which was entered into by the parties on October 25, 1996, and reported in the Company's Report on Form 8-K, dated October 25, 1996 (a form of the Stock Purchase Agreement is attached as exhibit 10.31 thereto). Of these shares, 24,770 shares were issued to one institutional investor, and 9,907 shares were issued to the other. Both institutional investors are existing stockholders in the Company and are not "U.S. Persons" (as defined in Rule 902(o) of Regulation S). The shares were issued in three blocks: 10,938 as of March 3, 1997; 11,628 as of March 10, 1997; and 12,111 as of March 17, 1997. The common stock was not issued for cash, no underwriter was used, and no underwriter discounts or commissions were paid. The shares were issued to satisfy certain covenants in the aforementioned Stock Purchase Agreements as the result of certain post-closing occurrences. The Company issued the common stock pursuant to Rule 903 of Regulation S and qualifies for such an exemption based on the purchasers' representations set forth in the aforementioned Stock Purchase Agreements including the following: the Company is a Reporting Issuer (as defined in Rule 902(1) of Regulation S); has not made any Directed Selling Efforts (as defined in Rule 902(b) of Regulation S); has implemented Offering Restrictions (as defined in Rule 902(h) of Regulation S); and has not made any offer or sale to any U.S. person or for the account or benefit of any U.S. person.

                                   SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                                 LITHIUM TECHNOLOGY CORPORATION


                                                 By: /s/ David J. Cade
                                                    ---------------------------
                                                    David J. Cade
                                                    President and
                                                    Chief Operating Officer

Date:  March 18, 1997

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